Exhibit 99.3

IMS Announces Anticipated Closing Date of Merger with Affiliates of TPG and CPP Investment Board

Contact:

Gary Gatyas

+1.610.834.5338

ggatyas@us.imshealth.com

NORWALK, CT, February 19, 2010 – IMS Health (NYSE: RX), the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced that it expects to close the merger providing for its acquisition by entities created by certain affiliates of TPG Capital, L.P. (“TPG”) and the CPP Investment Board (“CPPIB”) by the end of February 2010.

The consummation of the merger remains subject to the satisfaction or waiver of certain closing conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by IMS Health on December 29, 2009.

If the merger closes as expected by the end of February 2010, IMS Health will not declare a first-quarter 2010 dividend to its stockholders of record.

About IMS Health

Operating in more than 100 countries, IMS Health is the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.2 billion in 2009 revenue and more than 55 years of industry experience, IMS Health offers leading-edge market intelligence products and services that are integral to clients’ day-to-day operations, including product and portfolio management capabilities; commercial effectiveness innovations; managed care and consumer health offerings; and consulting and services solutions that improve productivity and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com/.

Forward-Looking Statements

This filing contains statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) uncertainties associated with the proposed sale of IMS Health to an entity created by certain affiliates of TPG and the CPPIB, including uncertainties relating to the expected timing of the completion of the transaction and the ability to complete the transaction, (ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (iv) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (v) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (vi) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost effective basis, (vii) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health’s customers operate, and (viii) uncertainties associated with completion of IMS Health’s restructuring plans and the impact of the restructuring activities on IMS Health’s business and financial results, including the timing of the activities and the associated costs and the ability to achieve projected cost savings. Additional information on factors that may affect the business and financial results of IMS Health can be found in the filings of IMS Health made from time to time with the Securities and Exchange Commission. IMS Health undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.